Exhibit (j)






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 27, 2002 relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of Scudder GNMA Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Reports to Shareholders" and "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
January 30, 2003